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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                October 21, 1997
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                       (Date of earliest event reported)


                           Commonwealth Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


Pennsylvania                                0-27942                              23-2828883
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(State or other jurisdiction         (Commission File Number)                 (IRS Employer
of incorporation)                                                       Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                                    19401
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(Address of principal executive offices)                                            (Zip Code)


                                 (610) 251-1600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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  (Former name, former address and former fiscal year, if changed since last report)





                              Page 1 of 10 Pages.
                        Exhibit Index appears on page 2.


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ITEM 5.           OTHER EVENTS

         On October 21, 1997, Commonwealth Bancorp. Inc. (the "Company") reported net income of $4.0 million for the third quarter of 1997 compared to a net loss of $0.7 million for the third quarter of 1996. For the nine months ended September 30, 1997, net income was $12.4 million compared to $5.1 million for the nine months ended September 30, 1996. Results for the 1996 periods were affected by a $4.5 million after-tax charge relating to the recapitalization of the Savings Association Insurance Fund (SAIF) in the third quarter of 1996. Exclusive of this charge, net income would have been $3.8 million for the third quarter of 1996 and $9.6 million for the nine months ended September 30, 1996. For additional information, reference is made to the Press Release, dated October 21, 1997, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (a)      Financial Statements.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits:

                   99               Press Release dated October 21, 1997


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            COMMONWEALTH BANCORP, INC.



Date:  October 22, 1997                     By:      /s/Charles M. Johnston
                                                     -----------------------
                                                     Charles M. Johnston
                                                     Chief Financial Officer





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